UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 18, 2005

Exact name of registrant as specified in its charter	Baldor Electric Company

State or other jurisdiction of incorporation	Missouri

Commission File Number	01-07284

IRS Employer Identification No	43-0168840

Address of principal executive offices	5711 R. S. Boreham, Jr., St
Fort Smith, Arkansas

Zip Code	72901

Registrant’s telephone number, including area code	479-646-4711

Former name or former address, if changed since last report	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 18, 2005, Baldor Electric Company (“Baldor”) announced that effective immediately, L. Edward Ralston, has been appointed as Vice President – Finance. Mr. Ralston, 35, has been Baldor’s Director of Audit Services since July 1999. Prior to July 1999, Mr. Ralston held various positions within the Audit Services Department since joining Baldor in March 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date April 20, 2005	/s/ Ronald E. Tucker
Ronald E. Tucker
President, Chief Financial Officer and Secretary
(Principal Financial Officer)